Exhibit 10.2

SECOND AMENDMENT TO
EMPLOYMENT AND NON-COMPETITION AGREEMENT
THIS SECOND AMENDMENT (this “Second Amendment”) to that certain EMPLOYMENT AND NON-COMPETITION AGREEMENT executed as of May 14, 2012 and amended by the First Amendment dated May 17, 2012 (the “Agreement”) is executed as of this 7th day of November 2012, by and between KAYAK Software Corporation, a Delaware corporation (the “Company”), and Paul M. English, an individual (“Employee”).
In consideration of the premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and Employee,
IT IS HEREBY AGREED AS FOLLOWS:
1.    Section 2.2(a) shall be shall be deleted and replaced in its entirety as follows:
“(a) Employee will be eligible to earn an annual performance-based bonus based on performance criteria approved by the Company's Board of Directors or its Compensation Committee for each full or pro rata portion of any fiscal year during which Employee is employed by the Company (each, a “Bonus Year”), the terms and conditions of which as well as Employee's entitlement thereto being determined annually in the sole discretion of the Company's Board of Directors or its Compensation Committee (the “Performance Bonus”). The amount of the Performance Bonus will vary based on the level of achievement of Company and individual performance criteria established by the Company's Board of Directors or its Compensation Committee, but the performance criteria will be set to target a Performance Bonus equal to a designated percentage of Base Salary as of December 31st of the applicable Bonus Year if the performance criteria established by the Company's Board of Directors and its Compensation Committee are met (the “Target Bonus”). Unless the Board of Directors or its Compensation Committee establishes a separate plan for the payment of the Performance Bonus setting out the time of payment of such Performance Bonus, earned Performance Bonus will be paid in the fiscal year following the close of the applicable Bonus Year, on or about 2 1/2 months following completion of said Bonus Year.”
2.    Except as modified by this Second Amendment, the Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year written above.

COMPANY:

KAYAK SOFTWARE CORPORATION

By: /s/ Karen Ruzic Klein
Name: Karen Ruzic Klein
Title: General Counsel

EMPLOYEE:
/s/ Paul M. English
Paul M. English